Exhibit 10.9
EXECUTION VERSION

Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attention:	Equity Derivatives
Facsimile:	(212) 723-8328
Telephone:	(212) 723-7357
          May 14, 2009

To: Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, NY 07054
Attention:	Vice President, Treasury
Telephone No.:	(973) 753-7703
Facsimile No.:	(973) 753-6730
Re: Warrant Amendment
     Wyndham Worldwide Corporation (“Company”) and to Citibank, N.A. (“Dealer”) have entered into a confirmation dated as of May 13, 2009 (the “Confirmation”) relating to Warrants on shares of common stock (par value USD 0.01 per share) of Company issued by Company to Dealer. This letter agreement (this “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) evidenced by the Confirmation.
     Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.
1.	Amendments. The Confirmation is hereby amended as follows:
(a)	Number of Warrants. The “Numbers of Warrants” shall be 7,225,891, subject to adjustment as provided in the Confirmation.

(b)	Premium. The “Premium” shall be USD 5,280,800.
2.	Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

3.	No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.	Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5.	Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

     Company hereby agrees (a) to check this Amendment promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us, by manually signing this Amendment and providing any other information requested herein and immediately returning an executed copy to Confirmation Unit via 212-615-8985. Hard copies should be returned to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

Yours faithfully,

Citibank, N.A.

By:	/s/ Jason Shvednick

Authorized Signatory
Name: Jason Shvednick

Confirmed as of the date first above written:

Wyndham Worldwide Corporation

By:	/s/ Virginia M. Wilson

Authorized Signatory
Name: Virginia M. Wilson Executive Vice President and Chief Financial Officer